EXHIBIT 10.4

               SHAREHOLDER AGREEMENT DATED AS OF OCTOBER 15, 1999,
               BETWEEN PRAXIS PHARMACEUTICALS AUSTRALIA PTY LTD.,
        PRAXIS PHARMACEUTICALS INC., PERPETUAL TRUSTEES NOMINEES LIMITED,
                   AND ROTHSCHILD BIOSCIENCE MANAGERS LIMITED

                      PRAXIS PHARMACEUTICALS AUSTRALIA PTY
                                     LIMITED
                                (ACN 082 811 630)

                                     - and -

                           PRAXIS PHARMACEUTICALS INC.

                                     - and -

                       PERPETUAL TRUSTEES NOMINEES LIMITED
                                (ACN 000 341 533)

                                     - and -

                     ROTHSCHILD BIOSCIENCE MANAGERS LIMITED
                                (ACN 072 515 247)











                             SHAREHOLDERS AGREEMENT












                              ARNOLD BLOCH LEIBLER
                           Solicitors and Consultants
                               333 Collins Street
                               MELBOURNE VIC 3000

                               Tel:(03) 9229 9999

                               Ref:JCS:EVK:1073464
                        (L:\SEC\EVK\1073464\PRAXSHAG.DOC)

                             SHAREHOLDERS' AGREEMENT

THIS AGREEMENT is made the 15th day of October December 21, 1999

BETWEEN:

                  PRAXIS PHARMACEUTICALS AUSTRALIA PTY LIMITED (ACN 082 811 630) of 60 Marcus Clarke Street, Canberra, Australian Capital Territory 2601 ("Company")

                                     - and -

               PRAXIS PHARMACEUTICALS INC. of 50 West Broadway, Salt Lake City, Utah, United States of America 84101 ("Praxis USA")

                                     - and -

               PERPETUAL TRUSTEES NOMINEES LIMITED (ACN 000 341 533) of 39 Hunter Street, Sydney, New South Wales in its capacity as trustee for The Australian Bioscience Trust constituted by a Trust Deed dated 20 August 1998 ("Trustee")

                                     - and -

               ROTHSCHILD BIOSCIENCE MANAGERS LIMITED
         (ACN 072 515 247) of Level 15, 1 O'Connell Street, Sydney, New South Wales ("RBML")


WHEREAS:

A The current Shareholder is Praxis USA who is the registered holder of the entire 100 Class A Shares issued.

B It is intended that prior to the subscription by the Trustee, Praxis USA will be the registered holder of 1,400,000 Ordinary Shares.

C RBML have agreed to procure the Trustee to subscribe, over two tranches, for up to 2,000,000 Series A Preferred Shares, at a subscription price of $1.00 per Share, on the terms and conditions set out in this Agreement. The first tranche will be for 250,000 Series A Preferred Shares for a total consideration of $250,000 and the second tranche will be for 1,750,000 Series A Preferred Shares for a total consideration of $1,750,000.

D The parties have agreed that their relationship shall be governed by the terms and conditions set out in this Agreement.

NOW IT IS AGREED:

1        DEFINITIONS AND INTERPRETATION

         1.1      DEFINITIONS

                  In this Agreement, unless the context otherwise requires:

                  "Anutech" means Anutech Pty Ltd (A.C.N. 008 548 650) of Anutech Court, corner Barry Drive and Daley Road, Australian Capital Territory 2601;

                  "Associate" has the meaning ascribed to that term in the Corporations Law;

                  "Board" or "the Directors" means the Board of Directors of the Company as constituted from time to time;

                  "Business" means the drug development operations of the Company;

                  "Business Day" means a day on which banks are open for domestic business in Melbourne excluding Saturdays, Sundays and public holidays;

                  "Business Plan" means the business plan of the Company in place from time to time;

                  "Confidentiality Deed" means a deed substantially in the form of the confidentiality deed set out in Schedule 1;

                  "Commencement Date" means the third Business Day after the date on which the condition precedent set out in Clause 2.1 is satisfied or such other date as the parties may agree;

                  "Constitution" means the constitution of the Company;

                  "Corporations Law" means the Corporations Law of Victoria or, where applicable, any other Corporations Law of any State or Territory;

                  "Deed of Accession" means a deed substantially in the form of the deed of accession set out in Schedule 2;

                  "Dispose" means, in relation to any relevant property, to sell, transfer, assign, create an Encumbrance over, declare oneself a trustee of or part with a benefit of or otherwise dispose of the relevant property (or any interest therein) and includes, without limitation, in relation to a share to enter into a transaction in relation to the share (or any interest therein), other than a transaction permitted by this Agreement or the Constitution, which results in a person other than the registered holder of the share:

                  (a) acquiring any equitable interest in the share, including, but not limited to, an equitable interest arising pursuant to a declaration of trust, an agreement for sale and purchase of or an option agreement or an agreement creating a charge or other security interest in respect of the share;


                  (b) acquiring any right to receive directly or indirectly any dividends payable in respect of the share;

                  (c) acquiring any rights of pre-emption, first refusal or like control over the disposal of the share;

                  (d) acquiring any rights of control over the exercise of any voting rights or rights to appoint Directors attaching to the share; or

                  (e) otherwise acquiring legal or equitable rights against the registered holder of the share which have the effect of placing the person in the same position as would exist if the person had acquired a legal or equitable interest in the share itself;

                  "Dividend" includes a bonus distribution in specie or in cash;

                  "Eligible Investee Company" has the meaning given to that term in the IIF Program Guidelines No. 1 of 1998 established by the Industry Research and Development Board acting under Part 2 of the IIF Program, Policies and Practices Direction No. 1 of 1997 (as amended from time to time, whether generally or in relation to any Licensed Fund);

                  "Employee Share Plan" means an employee share or option incentive plan proposed to be introduced by the Company pursuant to Clause 10;

                  "Encumbrance" means any mortgage, pledge, lien, hypothecation, charge or other form of security interest or interest in the nature of a security interest whatsoever;

                  "Group" means the Company and its subsidiaries (if any) for the time being;

                  "IIF Management Licence" means an IIF Program management licence executed between the Industry Research and Development Board on behalf of the Commonwealth of Australia and a Party to this Agreement;

                  "IIF Program"  means the  Innovation  Investment  Fund Program
                  established  by  the   Commonwealth  of  Australia  under  the
                  Industry Research and Development Act 1986 (Clth.);

                  "Licence Agreements" means the licence agreements entered into on or about the date of this Agreement between Anutech and Praxis USA and between Anutech and the Company;

                  "Licence and Research & Development Agreements" means the Licence and Research & Development Agreement entered into between Anutech and Praxis USA on 27 October 1997 and the Addendum to the Licence and Research & Development Agreement dated 8 October 1998;

                  "Licensed Fund" means a fund of whatever nature, and whether incorporated or not:

                  (a) which, or the manager of which, is to be or has been granted an IIF Management License; and

                  (b)  the manager or trustee of which is a Shareholder;

                  "Ordinary Shares" means the ordinary Shares of the Company having the rights ascribed to them by the Constitution;

                  "Party" means a party to this Agreement and includes a person who executes a Deed of Accession;

                  "Preferred Shareholder" means a Party who holds a Series A Preferred Share and includes a Party who holds the beneficial interest in a Series A Preferred Share registered in the name of another person as nominee for that Party;

                  "Proposing Transferor" means a Shareholder that proposes to Dispose of any Shares held by it;

                  "Related Body Corporate" has the meaning ascribed to that term in the Corporations Law;

                  "Relevant Event" means, in relation to a Shareholder:

                  (a) that Shareholder making any arrangement or composition with its creditors generally or any or all of them (other than for the purposes of a bona fide scheme of solvent amalgamation or reconstruction to which the other Shareholders have consented in writing);

                  (b) that Shareholder becoming insolvent within the meaning of that expression in the Corporations Law;

                  (c) a receiver, manager, receiver and manager, administrator or trustee or other like custodian being appointed by any person over all or a substantial part of that Shareholder's undertaking or assets and such receiver, manager, receiver and manager, administrator, trustee or other like custodian is not discharged within 60 days of being appointed;

                  (d) that Shareholder having a petition or summons lodged or an order made or a resolution passed for its liquidation or winding up (other than a voluntary liquidation for the purposes of a bona fide scheme of solvent amalgamation or reconstruction to which the other Shareholders have consented in writing) which is not discharged or revoked within 30 days; or

                  (e) the power, whether held directly or indirectly and by whatever means (whether or not enforceable at law or in equity):

                       (i) to exercise or control the right to vote attached to no less than 50% of the issued shares in that Shareholder;

                       (ii) to Dispose of or exercise a right of  disposal  over
                            not less than 50% of the issued Shares of that Shareholder;

                       (iii)to  control   the   composition   of  the  board  of
                            directors of that Shareholder (which shall be determined having regard to Section 47 of the Corporations Law); or

                       (iv) to  determine  substantially  the  conduct  of  that
                            Shareholder's business activities,

                       shall reside in any persons other than those holding such power on the date on which that Shareholder became a Shareholder;

                  "Relevant Shares" means in relation to a transferee of Shares, the Shares originally transferred to the Transferee and any additional Shares issued or transferred to the Transferee by virtue of the holding of those Shares or any of them;

                  "Second Tranche Date" means the date 10 Business Days after the Investors have received a patent review satisfactory to them from a patent attorney specified by the Investors following the filing of a patent application in respect of new compounds in accordance with the Business Plan;

                  "Senior Employee" means an employee whose rate of gross contractual salary is $75,000 per annum or more;

                  "Series  A  Preferred   Shares"   means  Series  A  Redeemable
                  Convertible Preferred Shares in the capital of the Company having the rights ascribed to them by the Constitution;

                  "Share" means a share in the capital of the Company including, without limitation, Ordinary Shares and Series A Preferred Shares;

                  "Shareholder" means a Party who holds Shares and includes a Party who holds the beneficial interest in Shares registered in the name of another person as nominee for that Party;

                  "Specified Proportion" means, in relation to a Shareholder, a fraction the numerator of which is the number of Shares held by that Shareholder for the time being and the denominator of which is the total number of Shares (including the Shares held by the said Shareholder) in issue for the time being (assuming that in so calculating the number of Shares held by a Shareholder and the total number of Shares in issue, all Series A Preferred Shares have been converted in to Ordinary Shares);

                  "Subsidiary" has the meaning ascribed to that term by the Corporations Law;

                  "Transfer Notice" means a Transfer Notice delivered by a Shareholder pursuant to Clause 8.3(b);

                  "Transfer Shares" means the Shares that a Proposing Transferor proposes to Dispose of;

                  "Trust" means the Australian Bioscience Trust constituted by a deed of trust dated 20 August 1998 between Perpetual and RBML;

                  "Trust Deed" means the deed of trust  constituting  the Trust;
                  and

                  "Trustee" means Perpetual and any substitute or additional trustee appointed to the Trust.

        1.2       INTERPRETATION

                  In this Agreement, including the Recitals, except to the extent that the subject or the context otherwise requires:

                  (a) reference to any legislation or to any provision of any legislation shall include any modification or re-enactment of, or any legislative provision substituted for, and all legislation and statutory instruments issued under, such legislation or such provision and shall include the corresponding legislation in such other State or Territory of the Commonwealth of Australia as may be relevant from time to time;

                  (b) words (including words defined in this Agreement) denoting the singular number shall include the plural and vice versa;

                  (c) words importing natural persons will include corporations, firms, unincorporated associations, partnerships, trusts and any other entities recognised by law and vice versa;

                  (d) words denoting any gender shall include all genders;

                  (e) the words "WRITTEN" and "IN WRITING" include any means of visible reproduction of words in a tangible and permanently visible form;

                  (f) reference to Clauses and Schedules are references to clauses and schedules of this Agreement;

                  (g) where a word or phrase is defined, other parts of speech and grammatical forms of that word or phrase shall have corresponding meanings;

                  (h) reference to any document or agreement shall be deemed to include references to such document or agreement as novated, supplemented, varied or replaced from time to time;

                  (i) no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this Agreement or any part of it; and

                  (j) a reference to the ownership of Shares by a Shareholder or the Shares held by a Shareholder shall include, in relation to a Party who holds the beneficial interest in Shares registered in the name of another person as nominee for that Party, a reference to the beneficial ownership of such Shares by that Party or the Shares the beneficial interest in which is held by that Shareholder.

        1.3       HEADINGS

                  The headings to Clauses or Schedules are for the purposes of more convenient reference only and do not form part of this Agreement or effect its interpretation.

        1.4       ACKNOWLEDGEMENT

                  RBML acknowledges the provisions of this Agreement and agrees and undertakes that to the extent of its powers as manager of the Trust that it shall exercise all such powers as are available to it under the Trust Deed, do all such acts, matters and things and sign, execute and deliver all such instructions and documents to require the Trustee to comply with its obligations under this Agreement.


2       CONDITION PRECEDENT

        2.1 This Agreement and the performance of all obligations under this Agreement (other than obligations under this Clause 2) are subject to and conditional upon the Constitution being amended as set out in
        Schedule 3.

        2.2 The Company must ensure that the condition precedent in Clause 2.1 is satisfied on or before 31 October 1999.

        2.3 If the condition precedent in Clause 2.1 is not satisfied on or before 31 October 1999 (or such other date as the parties may agree), this Agreement (other than this Clause 2) is automatically terminated without any of the parties being liable to any other party pursuant to this Agreement except under this Clause 2.

        2.4 If the Second Tranche Date has not occurred on or before [ ], or such other date as the Investors agree, the Investors' obligations pursuant to Clause 3.2 are automatically terminated.


3       CAPITALISATION OF THE COMPANY AND OTHER MATTERS

        3.1 On the Commencement Date RBML will procure that the Trustee subscribe for a total of 250,000 fully paid Series A Preferred Shares at a price of $1.00 per Share and shall accordingly complete, sign and deliver to the Company an application form in respect of the Shares being subscribed for by it accompanied by a cheque for the subscription monies due.

        3.2 On the Second Tranche Date, RMBL will procure that the Trustee and/or such other persons as RBML determines subscribe for a total of 1,750,000 fully paid Series A Preferred Shares at a price of $1.00 per share and shall accordingly complete sign and deliver to the Company an application form in respect of the Shares being subscribed for by it accompanied by a cheque for the subscription monies due. Any person (other than the Trustee) who subscribes for Series A Preferred Shares pursuant to this clause shall execute a Deed agreeing to become a Party to this Agreement in a form acceptable to RBML.

        3.3 The Company shall, upon each receipt from the applicant of its respective applications, subscription monies or consideration in accordance with Clauses 3.1 and 3.2, issue and allot Series A Preferred Shares to the Trustee in accordance with each respective application and issue the Trustee with share certificates for its respective Shares.

        3.4 Unless otherwise agreed in writing between the Shareholders, the subscription monies referred to in Clauses 3.1 and 3.2 shall be applied by the Company solely for the purposes of the Business as detailed in the Business Plan.


4       FURTHER FINANCING

        4.1 Except as otherwise provided in this Agreement, none of the Shareholders undertakes to provide any loan or Share capital to the Company or to give any guarantee or indemnity in respect of any of the Company's liabilities or obligations.

        4.2 If, at any time prior to a public offering of any Shares, the Company wishes to raise further funds, the Company must first offer the right to provide to the Company all of the further funds to the Preferred Shareholders in proportion to their respective holdings of Series A Preferred Shares. If any Preferred Shareholder does not wish to provide all or part of its proportion of the further funds, the other

        Preferred Shareholders shall have the right to provide those further funds in proportion to their respective holdings of Series A Preferred Shares.

5       PUBLIC OFFERING

        5.1 Each party (other than the Trustee) shall use its best endeavours to ensure that an initial public offering of the Shares on the terms set out in Clause 5.2, or any other means by which the Shareholders can realise the value of their investment in the Shares, occurs within 36 months from the Commencement Date.

        5.2 It is intended that the initial public offering raise at least $10 million by the offer of Shares at an issue price of at least $3.00 per share.


6       DIVIDEND POLICY FOR ORDINARY SHARES

        6.1 The Parties agree that there is no existing intention to declare Dividends on any Ordinary Shares, and that no declaration of Dividends on any Ordinary Shares shall occur until such time as the Company has generated sufficient profits from the Business as would enable all Dividends that have accrued on Series A Preferred Shares, pursuant to the Constitution, to be met in full were those Dividends payable on the day the Dividend on the Ordinary Shares is to be declared.

        6.2 Subject to Clause 6.1, the Directors shall determine whether the Company shall pay a Dividend on the Ordinary Shares in any year.


7       DISPOSAL AND ENCUMBRANCE OF SHARES

        7.1 Subject to Clause 7.2, a Shareholder shall not Dispose of any legal or equitable interest in any of its Shares except:

                  (a) by a transfer of the entire legal and beneficial interest therein; and

                  (b) to a transferee permitted by the Constitution and this Agreement.

        7.2 A Shareholder may create an Encumbrance in respect of any of its Shares if:

                  (a)  BONA FIDE SECURITY

                       (i) such Encumbrance is granted bona fide as security for a financing arrangement; and

                       (ii) in relation to the  exercise or  enforcement  of any
                            power of sale or other right, power, authority, remedy or discretion contained in or conferred under or pursuant to the instrument creating the Encumbrance or otherwise howsoever, it is a term or condition that the person entitled to the benefit of the Encumbrance ("the Chargee") and any person (including any receiver or receiver and manager) claiming through the Chargee ("an Administrator") shall be required to:

                            (1) comply in all respects with the provisions of this Agreement and the Constitution as if the Chargee and the Administrator were each the applicable Shareholder; and

                            (2) covenant with the Shareholders by a written instrument in such form as the Shareholders may require that if the Chargee and the Administrator (or either of them) take possession of the rights or benefits of the applicable Shareholder under this Agreement, which are subject to the Encumbrance, the Chargee and the Administrator will each be bound by the provisions of this Agreement and the Chargee and the Administrator (or either of them) will not exercise any power of sale pursuant to the Encumbrance, except on terms the same mutatis mutandis as those set forth in this Agreement and the Constitution; or

                  (b) the prior written consent of all other Shareholders is obtained.


8        TRANSFER OF SHARES

         Notwithstanding anything to the contrary contained in this Agreement or in the Constitution:

         8.1      TRANSFER OF SHARES

                  (a) The Company shall refuse to register the transfer of any Share unless the transferee has or the transferees have entered into a Deed of Accession and:

                       (i) such transfer is permitted by, or is made pursuant to and in accordance with, Clauses 8.3, 8.4, 8.5 or
                            8.6 or the provisions of any agreement in writing between all the Shareholders; or

                       (ii) the  proposed  transferee  is approved in writing by
                            all the Shareholders (other than the Transferor of the Share) before any instrument is executed to give effect to such transfer and, subject to such approval being given, Clause 8.3 shall not apply to such transfer.

                  (b) Subject to Clause 8.1(c), the Company shall not be entitled to decline to register the transfer of any Share which otherwise qualifies under Clauses 8.1(a)(i) or 8.1(a)(ii).

                  (c) For the purpose of ensuring that a particular transfer of Shares is permitted under this Agreement or under the provisions of any agreement in writing between all the Shareholders, the Company may require the transferor or the person named as transferee in any transfer lodged for registration to furnish the Company with such information and evidence as the Company may think necessary or relevant. Failing such information or evidence being furnished to the satisfaction of the

                  Company within a period of 28 days after such request, the Company shall be entitled to refuse to register the transfer in question.

         8.2      PERMITTED TRANSFERS

                  (a) A Shareholder may at any time transfer any of the Shares held by it to the ultimate beneficial owner of those Shares at the time of transfer.

                  (b) A transfer of any Shares pursuant to this Clause shall only be treated as a permitted transfer if it is a transfer of the entire legal interest in such Share free from all Encumbrances.

                  (c) If a transfer pursuant to Clause 8.2(a) is to more than one ultimate beneficial owner, those Shares transferred and the rights and obligations under this Agreement shall be held by and bind them jointly.

         8.3      PRE-EMPTIVE RIGHTS

                  (a) Except as provided in Clauses 8.1, 8.2, 8.5 and 8.6 no Share may be Disposed of unless the procedure provided for in this Clause is followed.

                  (b) A Proposing Transferor shall be obliged to give notice in writing to the Company that the Proposing Transferor desires to Dispose of such Shares. The Transfer Notice shall specify:

                       (i)  the number and class of the Transfer Shares;

                       (ii) the price at which the Proposing  Transferor  wishes
                            to Dispose of the Transfer Shares (the "Transfer Price"); and

                       (iii)the  identity  of a person who has  indicated a bona
                            fide willingness to purchase the Transfer Shares at such price (the "Transferee").

                  (c) The Transfer Notice shall constitute the Company as the agent of the Proposing Transferor empowered to sell the Transfer Shares (together with all rights attaching thereto at the date of the Transfer Notice or at any time thereafter) at the Transfer Price on the terms of this Clause 8.3.

                  (d) The Transfer Notice shall not be revocable except with the prior written consent of all the Shareholders.

                  (e) Within 7 days after the receipt of any Transfer Notice the Company shall serve a copy of that Transfer Notice on all the Preferred Shareholders other than the Proposing Transferor (if applicable). In the case of a deemed Transfer Notice, the Company shall similarly serve notice on all the Preferred Shareholders (including the Proposing Transferor) notifying them that the same has been deemed to have been given.

                  (f) Subject as provided otherwise in this Agreement, or in any agreement in writing between all the Shareholders, the Transfer Shares shall first be offered for purchase at the Transfer Price by the Company to all the Preferred Shareholders (other than the Proposing Transferor) in the Specified Proportions of those Preferred Shareholders.

                  (g) Any offer made pursuant to Clause 8.3(f) shall be made by notice in writing and shall specify:

                       (i)  the number and class of the Transfer Shares;

                       (ii) the   proportionate   entitlement  of  the  relevant
                            Preferred Shareholder;

                       (iii) the Transfer Price; and

                       (iv) a period of 14 days  within  which the offer must be
                            accepted or shall lapse.

                  (h) If the Company does not receive acceptances in respect of all the Transfer Shares within the periods of the offers referred to in Clause 8.3(g), the Company shall forthwith give notice in writing of that fact to the Proposing Transferor and the remaining Transfer Shares in respect of which acceptances have not been received shall thereafter be offered, pro-rata, to those Preferred Shareholders who have accepted an offer within the periods of the offers referred to in Clause 8.3(g). Any offer made pursuant to this Clause 8.3(h) shall be made in accordance with Clause 8.3(g), except that the period within which all offers must be accepted before lapsing shall be 14 days.

                  (i) Subject to Clause 8.4, if the Company does not receive acceptances in respect of all the Transfer Shares within the periods of the offers referred to in Clauses 8.3(g) or 8.3(h), the Company shall forthwith give notice in writing of that fact to the Proposing Transferor, and the Proposing Transferor may within a period of 3 months after the date of such notice sell the Transfer Shares to the Transferee named in the Transfer Notice at any price which is not less than the Transfer Price (after deducting, where appropriate, any Dividend declared, paid or made after the date of the Transfer Notice in respect of the Transfer Shares and which has been or is to be retained by the Proposing Transferor).

                  (j) If any person or persons (including any other Shareholder) (the "Purchasers") agree within the periods referred to in Clauses 8.3(g), (h) or (i) (as the case may be) to purchase all of the Transfer Shares, the Company shall forthwith give notice in writing to the Proposing Transferor and to the Purchasers and the
                       Proposing Transferor shall thereupon become bound upon payment of the Transfer Price to the Proposing Transferor (whose receipt shall be a good discharge to the Purchaser and the Company therefor none of whom shall be bound to see the application thereof) to transfer to each Purchaser those Transfer Shares accepted by them. Every such notice shall state the name and address of each Purchaser, the number of Transfer Shares agreed to be purchased by it and the place and time appointed by the Company for the completion of the purchase (being not less than 7 days nor more than 28 days after the date of the said notice and not being at a place outside New South Wales). Subject to the giving of such notice, the purchase shall be completed at the time and place appointed by the Company.

                  (k) If a Proposing Transferor, having become bound to transfer any Transfer Shares pursuant to this Clause 8.3, makes default in transferring the same the Company may authorise some person (who shall be deemed to be the attorney of the Proposing Transferor for the purpose) to execute the necessary instrument of transfer of such Transfer Shares and may deliver it on its behalf and the Company may receive the purchase money and shall thereupon (subject to such instrument being duly stamped) cause the Transferee to be registered as the holder of such Transfer Shares and shall hold such purchase money on behalf of the Proposing Transferor. The Company shall not be bound to earn or pay interest on any money so held. The receipt of the Company for such purchase money shall be a good discharge to the Transferee (who shall not be bound to see to the application thereof) and after the name of the Transferee has been entered in the register of Shareholders in purported exercise of the power conferred pursuant to this Clause 8.3(k), the validity of the proceedings shall not be questioned by any person.

                  (l) Without limiting Clause 8.1(c), the Company may require to be satisfied that any Shares being transferred by the Proposing Transferor pursuant to Clause 8.3(i) are being transferred in pursuance of a bona fide sale for the consideration stated in the transfer and if not so satisfied may refuse to register the instrument of transfer.

         8.4      TRANSFER ON A RELEVANT EVENT

                  (a) Upon the happening of a Relevant Event, the Shareholder in question shall be deemed to have immediately given a Transfer Notice in respect of all the Shares as shall then be registered in the name of that Shareholder.

                  (b) In the case of a Transfer Notice being given pursuant to Clause 8.4(a), the price per Transfer Share which is so specified in the Transfer Notice shall be:

                       (i) such price as shall be agreed in writing between all of the Shareholders; or

                       (ii) in the  absence  of such  agreement  within  14 days
                            after the date on which the Transfer Notice is deemed to have been given, the price will be determined by an independent Chartered Accountant (the "Expert") nominated by agreement between all the Shareholders or, failing such nomination within 14 days after the request of any Shareholder to the others therefor, nominated at the request of any Shareholder by the President or other head for the time being of the Institute of Chartered Accountants of Australia. The Expert shall act as an expert and not as an arbitrator and his written determination shall in the absence of manifest error be final and binding on all the Shareholders. For the foregoing purpose, the Expert shall have access to all books of account and records and all vouchers, cheques, papers and documents that in any way relate to the Business or the Company.

                  (c) The Expert will certify in writing the sum that in his opinion is the fair market value of the Transfer Shares. The price per Share shall be the sum equal to the fair market value of the Transfer Shares (of that class) certified by that Expert divided by the number of Transfer Shares (of that class). The Company will use its best endeavours to procure that the Expert determines the price per Share within 21 days of being requested to do so.

                       The costs and expenses of the Expert in determining the price per Share shall be borne as to one half by the Proposing Transferor and as to the other half by the Purchasers (as defined in Clause 8.3(j)) pro rata according to the number of Transfer Shares purchased by them.

         8.5      CO-SALE

                  (a) If a Proposing Transferor is permitted under this Clause 8 to sell all or any of its Shares to a third party purchaser and the provisions of Clause 8.3 have been complied with or waived by the Preferred Shareholders, each of the Preferred Shareholders will have the right to require by notice in accordance with Clause 8.5(b) the Proposing Transferor to procure that the third party acquire Shares from each of the Preferred Shareholders who delivers such a notice, the number of Shares to be calculated by multiplying the number of Transfer Shares by the Specified Proportion of that Preferred Shareholder, at the same price per Share and on the same terms and conditions as the third party purchaser is to acquire the Proposing Transferor's Shares and, if any of the other Preferred Shareholders gives notice pursuant to this Clause 8.5, the Proposing Transferor will only be permitted to sell its Shares to the third party purchaser if the third party purchaser also acquires the relevant number of the other Preferred Shareholders' Shares at the same price per Share and on the same terms and conditions.

                  (b) A notice for the purposes of Clause 8.5(a) shall be in writing addressed to the Proposing Transferor and given to the Proposing Transferor within 14 days of receipt by the other Preferred Shareholder of a notice from the Proposing Transferor specifying the identity of the third party purchaser, price per Share and terms and conditions on which the Proposing Transferor's Shares are to be sold.

                  (c) A Preferred Shareholder other than the Proposing Transferor may sell its Shares to the third party purchaser in accordance with Clause 8.5(a) without the need to comply with the procedure set out in Clause 8.3.

         8.6      TRANSFER OF ENTIRE INTEREST

                  An obligation to transfer a Share under the provisions of this Clause 8 shall be deemed to be an obligation to transfer the entire legal and beneficial interest in such Share free from any Encumbrance.

         8.7      WAIVER OF PROVISIONS

                  The  provisions  of this Clause 8 may be waived in whole or in part in any particular case with the prior written consent of all the Shareholders.

         8.8      SHAREHOLDER OBLIGATION

                  Each Shareholder shall do everything within its power and shall not fail to do anything within its power to ensure that Shares in itself are not Disposed of in order to overcome or avoid the transfer provisions of Clause 8.


9        ALLOTMENT OF SHARES

         9.1 If, at any time prior to a public offering of any Shares of the Company, the Company issues any additional Shares or securities convertible into Shares, the Company shall offer to each Preferred Shareholder for subscription, at the same price and on the same terms and conditions, sufficient of such Shares or securities as will enable that Preferred Shareholder to maintain its proportionate ownership of Ordinary Shares after such issue, assuming that in so calculating the amount of Shares or securities to be offered and each Shareholder's proportionate ownership of Ordinary Shares, all issued Series A Preferred Shares have been converted into Ordinary Shares.

         9.2 Clause 9.1 shall not apply to Shares or securities issued to employees, consultants or directors for incentive purposes.

10       EMPLOYEE SHARE OR OPTION INCENTIVE PLAN

         The Parties acknowledge that it is intended that, after the completion of certain milestones, the Company will create and maintain an employee share or option incentive plan on the basis that if the shares were issued or options were fully exercised, the shares so issued would constitute up to 15% of the Ordinary Shares on issue determined as if all shares, and securities convertible in to Ordinary Shares had been converted, and on such other terms and conditions as are determined by the Board.

11       WARRANTIES, UNDERTAKINGS AND OBLIGATIONS

         11.1 The Company represents and warrants to each of the manager and trustee of each Licensed Fund that it is an Eligible Investee Company and there has been no material adverse change to the financial position of the Company as at September 1999 as described in the Business Plan; and

         11.2     The Company shall:

                  (a) proactively inform the manager of each Licensed Fund and respond to any requests from a manager of a Licensed Fund in a timely and expeditious manner, of any information concerning the status of the Company as an Eligible Investee Company or a change in the status of an Associate or Related Body Corporate of the Company, and any information that a manager of a Licensed Fund may require to comply with its obligations under the relevant IIF Management Licence;

                  (b) provide to the manager of each Licensed Fund on the date of this Agreement and thereafter within 14 days of receiving a request from a manager of a Licensed Fund so to provide (on at least an annual basis) the following information:

                       (i) the names of all officers and senior executives of the Company and its Related Bodies Corporate;

                       (ii) the  names  of  all  the  Company's  Related  Bodies
                            Corporate;

                       (iii)confirmation  that  no  moneys  invested  by,  or on
                            behalf of, a Licensed Fund will be used to discharge a debt to, or acquire an asset from, the manager or trustee of a Licensed Fund or any of their officers or Related Bodies Corporate;

                       (iv) confirmation  that the Company will not be acquiring
                            any goods or services from the manager or trustee of the Licensed Fund or any of their officers or Related Bodies Corporate;

                       (v) confirmation that the Company does not owe any money on any account whatever to the manager or trustee of a Licensed Fund or any of their officers or Related Bodies Corporate; and

                       (vi) confirmation  that in respect of any other holder of
                            a IIF Management Licence or another Licensed Fund ("Other Relevant Party"), the Company:

                            (1) cannot Control, or influence materially, the Other Relevant Party's activities or internal affairs;

                            (2) is not a member or beneficiary of or partner in the Other Relevant Party;

                            (3) is not in a position to cast, or to Control the casting of, a vote at a meeting of the equity holders in the Other Relevant Party or to Control or influence materially the Other Relevant Party's internal affairs;

                            (4) has no power to dispose of, or to exercise Control over the disposal of, a security in or issued by the Other Relevant Party;

                            (5) is not owed a debt by and is not a creditor of the Other Relevant Party; or

                            (6) does not act as agent for the Other Relevant Party in any transaction or dealing,

                  (c) represent and warrant that the information provided by the Company pursuant to clause 11.2(b) is true and correct; and

                  (d) ensure that it does all matters and things as are confirmed in the information provided by the Company pursuant to clause 11.2(b).

                  (e) A reference in this Clause 11.2 to "Control" of a corporation is a reference to the possession directly or indirectly of the power whether or not having statutory, legal or equitable force, and whether or not based on statutory, legal or equitable rights, directly or indirectly to:

                       (i) control more than 50% of the membership of the board of directors of that corporation; or

                       (ii) control more than 50% of its voting shares; or

                       (iii)direct or cause the direction of the  management and
                            policies of the manager,

                  whether   by  means  of  trusts,   agreements,   arrangements,
                  understandings, practices, the ownership of any interest in shares or stock of that company or otherwise.

                  (f) A reference in this Clause 11.2 to "Control" of a corporation or other person who is or proposes to act as a trustee is a reference to the possession directly or indirectly of the power to:

                       (i)  control the trustee;

                       (ii) control any  decisions  of the trustee as trustee of
                            the relevant trust;

                       (iii) appoint, remove or replace the trustee;

                       (iv) appoint,   remove  or  replace  a  majority  of  the
                            directors of the trustee; or

                       (v) direct the allocation of any benefits under the relevant trust.


                  (g) A reference in this Clause 11.2 to "Control" of an event, outcome or result or the exercise of a right, power, authority, discretion or remedy means the possession, directly or indirectly, of the power to bring about or direct that event outcome or result or direct the exercise of that right, power, authority, discretion or remedy.


12       MANAGEMENT OF THE COMPANY

         12.1 The Board shall be responsible for the overall direction and control of the management of the Company and the formulation of the polices to be applied in the conduct of the Business.

         12.2     The Board will consist of 5 directors, namely:

                  (a) an independent Chairman appointed by simple majority of all Shareholders;

                  (b) a managing director appointed by simple majority of all Shareholders;

                  (c)  two  directors   appointed  by  simple  majority  of  all
                       Preferred Shareholders, at least one of whom shall at all times be an appointee of RBML; and

                  (d)  one director appointed by Praxis USA.

         12.3 The persons who have appointed a director referred to in Clause 12.2 shall have the right from time to time to remove any such director and appoint another director in his place.

         12.4     The Company will pay to its non-executive directors:

                  (a)  such fees as are determined by majority of the Board; and

                  (b)  reasonable   travel  and  related  expenses  incurred  in
                       attending Board meetings or conducting business on the Company's behalf and as authorised by the Board.

         12.5 Unless otherwise agreed in writing between the Shareholders and save as otherwise provided or contemplated in this Agreement the Shareholders shall exercise their powers in relation to the Company so as to ensure that:

                  (a) the Company carries on and conducts its business and affairs in a proper and efficient manner and for its own benefit;

                  (b) the Company transacts all of its business on arm's length terms;

                  (c) the Company shall maintain with a well-established and reputable insurer adequate insurance coverage against all risks usually insured against by companies carrying on the same or a similar business and (without prejudice to the generality of the foregoing) for the full replacement or reinstatement value of all its assets of an insurable nature;

                  (d) the Company allots and issues its Shares and other securities at the best price reasonably obtainable in the circumstances;

                  (e) the Company shall not acquire, dispose, hire, lease, licence or receive licences of any assets, goods, rights or services otherwise than at the best price reasonably obtainable in the circumstances;

                  (f) the Company shall keep books of account and therein make true and complete entries of all its dealings and transactions of and in relation to its business;

                  (g)  the Company fulfils its obligations under this Agreement;

                  (h) the Company shall prepare its accounts in accordance with the Corporations Law and shall adopt such accounting policies as may from time to time be generally accepted in Australia;

                  (i) the Company shall prepare such accounts in respect of each financial year as are required by statute and procure that such accounts are audited as soon as practicable and in any event not later than three months after the end of the relevant financial year; and

                  (j) if the Company requires any approval, consent or licence for the carrying on of its Business in the places and in the manner in which it is for the time being carried on or proposed to be carried on the Company will use its best endeavours to obtain and maintain the same in full force and effect.

                  The word "Company" where used in this paragraph shall be deemed to include each of the other companies in the Group (if any) from time to time to the intent and effect that the provisions of this Clause 12.5 shall apply in relation to each such company as they apply in relation to the Company.

         12.6     The Company shall provide to each Preferred Shareholder:

                  (a) annual financial statements, certified by an accounting firm of nationally recognised standing within 4 months of the end of each financial year;

                  (b)  regular    financial    statements    (including   income
                       statements, balance sheets and cash-flow statements) in a form acceptable to the Shareholders;

                  (c) an annual operating and financial plan agreed to by the Board prior to the beginning of each fiscal year and any revisions thereof promptly upon their adoption by the Board;

                  (d) quarterly technical summary updates measured against milestones in such form as the Shareholders may reasonably require within 14 days of the end of each calendar quarter; and

                  (e) such other information as to its financial and business affairs as any Preferred Shareholder may reasonably require.

         12.7 The Preferred Shareholders have the right at all times to appoint and instruct an independent chartered accountant to the Company for the purposes of reviewing the financial statements and other records and books of account of the Company, and the Company shall permit the independent accountant reasonable access to its records and books of account. The costs of the independent accountant shall be borne by the appointing Preferred Shareholder.


13       MEETINGS OF DIRECTORS

         13.1 The Company shall convene meetings of the Directors at least 9 times per year or as otherwise agreed from time to time by the Board.

         13.2 After a meeting of the Directors to be held in June of each year the Company shall present to each of the Directors for consideration:

                  (a)  comprehensive   financial   operating  budgets,   capital
                       budgets and cashflow budgets in a form acceptable to the Directors; and

                  (b)  business   financial   plans  for  the  Company  and  its
                       Subsidiaries (if any) in respect of the period of 3 years to commence on the 1st day of July in that year.

                  13.3  The  quorum  for  a  meeting  of  directors  will  be  3 directors, at least one of whom shall at all times be an appointee of a Preferred Shareholder.


14       MATTERS REQUIRING DIRECTORS APPROVAL

         Unless this Agreement otherwise provides, the Company will not, and none of the other companies in the Group (if any) will do any of the following, without the prior approval of a resolution of at least 4 of the Directors (one of whom was appointed by RBML):

         14.1 enter into, vary or terminate any contract or arrangement (whether legally binding or not) with any of its Directors or any Shareholder or with any Related Body Corporate of a Shareholder;

         14.2 enter into any material contract or arrangement outside the ordinary course of its Business or whereby any person would or might receive remuneration calculated by reference to its income or profits;

         14.3     vary   the   terms   of   service   (including   compensation,
                  remuneration and emoluments) of a Director;

         14.4 enter into any transaction or series of related transactions (whether at one time or over a period of time) involving the incurring of any capital expenditure or liability or the disposal of any capital asset or assets and which involves a total outlay or receipt, in any period of twelve consecutive months, of more than $100,000 (or such larger sum as the Shareholders may from time to time agree in writing) or a sum equal to 10% of the net assets of the Company and its Subsidiaries (if any) as shown in the latest audited consolidated accounts of the Company and its Subsidiaries (if any) or, if it has no Subsidiaries, in its latest audited accounts, whichever amount shall be the higher, but excepting transactions authorised expressly or impliedly in any current capital expenditure budget; for these purposes expenditure shall be deemed to be "Capital Expenditure" and an asset shall be deemed to be a "Capital Asset" if, in either case, it would be treated as such in accounts prepared in accordance with accounting principles generally accepted in Australia;

         14.5 borrow any money or obtain any advance, credit or financial accommodation in any form (other than normal trade credit not exceeding $50,000 or other than on normal banking terms for unsecured overdraft facilities not exceeding $50,000) or vary the terms and conditions of any borrowings or bank mandates;

         14.6 create or allow to subsist any Encumbrance over all or a substantial part of all of its assets;

         14.7 lend any money to any person (other than by way of deposit with a bank or other institution the normal business of which includes the acceptance of deposits) or grant any credit to any person (except to its customers in the normal course of business) or give any guarantee, indemnity or security in respect of the obligations of any other person;

         14.8 enter into any death, retirement, profit sharing, bonus, share option, employee incentive plan or other scheme for the benefit of the officers or employees of the Company or any material variation (including any increase in the percentage amount of the contributions) of any such scheme;

         14.9 commence any legal or arbitration proceedings other than routine debt collection;

         14.10 make any claim, disclaimer, surrender, election or consent of a material nature for tax purposes;

         14.11    make any early repayments of any of its indebtedness; or

         14.12 permit any power or authority of its Directors to be delegated to an executive officer or committee of Directors or to any other person whatsoever.

15       MATTERS REQUIRING PREFERRED SHAREHOLDERS APPROVAL

         15.1 Unless this Agreement otherwise provides, the Company will not, and none of the other companies in the Group (if any) will do any of the following, without the prior approval of two thirds of the Preferred Shareholders:

                  (a)  issue, allot, redeem,  purchase or grant options over any
                       of  its  Shares,   debentures  or  other   securities  or
                       reorganise its share capital in any way except:

                       (i) where the number of Shares, debentures or other securities to be issued, allotted, redeemed or purchased does not exceed, within any 12 month period, 10% of the total number of Shares, debentures or other securities of the same class;

                       (ii) in relation to an Employee Share Plan; or

                       (iii)in  relation to all  options  currently  on issue at
                            the Commencement Date;

                  (b) pay or make any Dividend or other distribution including without limiting the foregoing make any distribution out of capital profits or capital reserves (including any share premium account or capital redemption reserve fund) except pursuant to the provisions of Clause 5.1;

                  (c) amend the provisions of its Constitution or pass any resolution for winding up;

                  (d) acquire or make any investment in another company or business;

                  (e) change the nature or scope of its business to a material extent or commence any material new business not being ancillary or incidental to such business as defined in the Company's current Business Plan;

                  (f)  merge or amalgamate with any person;

                  (g) incur any material research and development expenditure in excess of $250,000 in any 12 month period otherwise than in accordance with the research and development budget agreed to by the Shareholders for the year in question; or

                  (h) modify or abrogate any rights for the time being attached to any Shares.

         15.2 If the Shareholders (or any of them) have been requested by the Board or another Shareholder to provide their approval, consent or determination in relation to any matter relating to the Company, and the request:

                  (a) does not stipulate a time and date by which the approval, consent or determination is to be given or made, the Shareholder must give or withhold its approval or consent or make the determination within 14 days after receiving the request from the Board or other Shareholder; or

                  (b) stipulates a time and date by which the approval, consent or determination is to be given or made, the Shareholder must give or withhold its approval or consent or make the determination within that timeframe.

                  If the Shareholder does not, it will be deemed to have given its approval or consent, or made a favourable determination on the expiry of the 14 day period or the stipulated timeframe.


         16       MANAGEMENT AND PERSONNEL

         16.1 Each Party, including the Company, shall keep all information which it obtains concerning the Business, affairs or assets of the Company strictly confidential and shall not, and shall procure that their respective officers, employees, agents and auditors do not, without the prior written consent of all the other Parties, disclose any of the above information to any third party except:

                  (a) if required to make such disclosure by any court of competent jurisdiction or in order to enforce any rights under this instrument in any proceedings;

                  (b)  pursuant to any court order;

                  (c) pursuant to any law or regulation having the force of law;

                  (d) pursuant to any requirements of the Australian Stock Exchange Limited;

                  (e) in circumstances where the information has come within the public domain otherwise than by reason of a breach by one of the Parties of the provisions of this Clause;

                  (f) to a bona fide intending purchaser of at least 5% of any class of Shares or to a bona fide intending director provided such purchaser or director agrees to observe the confidentiality provisions of this Clause;

                  (g) in the normal and ordinary course of the Business of the Company;

                  (h) pursuant to any other contract or legal obligation upon the Company;

                  (i) nothing in this Clause shall prohibit a Director from providing information to his appointor; or

                  (j) nothing in this Clause shall prohibit any Shareholder from disclosing the information, on a confidential basis, to employees or officers of any Related Body Corporate of that Shareholder to the extent as is reasonably required to satisfy any reporting obligations that Related Body Corporate has to the ultimate beneficial owner of the Shares.

         16.2 The Company shall ensure that the contract of employment entered into with all employees of the Company contains confidentiality obligations in a form reasonably acceptable to the Preferred Shareholders, or if there is not such written contract, that the employee executes a Confidentiality Deed.

         16.3 The Company shall ensure that the contract of employment entered into with all Senior Employees contains a restrictive covenant in relation to future employment in a form reasonably acceptable to the Preferred Shareholders or, if there is no such written contract that each Senior Employee executes a restrictive covenant in relation to future employment in a form reasonably acceptable to the Preferred Shareholders.

         16.4 The personnel requirements of the Company will be determined by the Board.


17       SUBSCRIPTION COSTS

         17.1 Subject to Clause 17.2 being met, the Company will bear all reasonable legal expenses of the Preferred Shareholders associated with the preparation, negotiation and completion of this Agreement and the amendment to the Constitution to include the terms of issue of the Series A Preferred Shares.

         17.2 On or before the Commencement Date, each of the Company and the Shareholders shall, where appropriate, duly and punctually hold the meetings, give the notices and otherwise comply with all the requirements of RBML regarding compliance with Section 260B of the Corporations Law so that to the extent required by RBML any and all financial assistance, as referred to in Clause 17.1 given by the Company is not prohibited by Section 260A of the Corporations Law.

         17.3 If the Shareholders do not approve the giving of financial assistance as referred to in Clause 17.1 pursuant to Section 260B of the Corporations Law, the Shareholders will bear, in their Specified Proportions, all reasonable legal expenses of RBML associated with the preparation, negotiation and completion of this Agreement and the amendment to the Constitution.


18       INDEMNITY FROM PRAXIS USA

         Praxis USA indemnifies and agrees to keep indemnified each of the Shareholders and the Company against all proceedings, claims, damages, costs, expenses, losses and liabilities of whatever nature which may be suffered, incurred, paid or sustained by any of the Shareholders or the Company whether directly or indirectly as a result of any claim, action or proceedings brought by any shareholder of Praxis USA against Praxis USA or any of the Shareholders or the Company in relation to the subscriptions and transactions contemplated by, or the conduct of the Business in accordance with, this Agreement, including without limitation, the Licence and Research & Development Agreements and the Licence Agreements.


19       PUBLICITY

         19.1 No public announcement of the holding of Shares as contemplated in this Agreement shall be made by any of the Parties otherwise than as a joint announcement in a form approved by all the Parties.

         19.2 Subject to Clause 19.1 and except to the extent required by law or by the rules of any stock exchange, no Party shall make any disclosure in relation to any other terms or conditions of this Agreement.


20       NOTICES

         Any notice required to be given under this Agreement by any Party to another shall be:

         20.1 in writing addressed to the address of the intended recipient shown in this Agreement below or to such other address as has been most recently notified by the intended recipient to the Party giving the notice:

                  IN THE CASE OF THE COMPANY:

                  Level 7, 60 Marcus Clarke Street
                  Canberra City, Australian Capital Territory 2601

                  Facsimile:

                  Attention:

                  IN THE CASE OF PRAXIS USA:

                  50 West Broadway, Salt Lake City, Utah,
                  United States of America 84101

                  Facsimile:

                  Attention:


                  IN THE CASE OF THE TRUSTEE:

                  39 Hunter Street, Sydney, New South Wales

                  Facsimile:  02 9221 1889

                  Attention: Senior Manager, Unit Trusts: Doug Browne


                  IN THE CASE OF RBML:

                  Level 10, 1 Collins Street, Melbourne, Victoria 3000

                  Facsimile:  03 9254 4940

                  Attention:  Dr Geoff Brooke


         20.2     signed by a person duly authorised by the sender; and

         20.3     deemed to have been given and served:

                  (a)  where despatched by hand, at the time delivery;

                  (b) where despatched by facsimile transmission, 24 hours after the time recorded on the transmission report unless:

                       (i)  within  those 24 hours the  intended  recipient  has
                            informed  the  sender  that  the   transmission  was
                            received in an incomplete or garbled form; or

                       (ii) the   transmission   result  report  of  the  sender
                            indicates a faulty or incomplete transmission; and

                  (c) where despatched by registered mail, on acknowledgment of receipt by or on behalf of the recipient,

                  but if such delivery or receipt is on a day on which commercial premises are not generally open for business in the place of receipt or is later than 4.00 p.m. (local time) on any day, the notice shall be deemed to have been given and served on the next day on which commercial premises are generally open for business in the place of receipt.


21       INCONSISTENCY WITH CONSTITUTION

         In the event that there is any inconsistency between this Agreement and the Constitution, this Agreement shall prevail.


22       FURTHER ASSURANCES

         Each Party shall take all such steps, execute all such documents and do all such acts and things as may be reasonably required by the other Parties to give effect to any of the transactions contemplated by this Agreement.


23       NON-WAIVER

         Other than as otherwise specified in this Agreement, neither the failure of any Party to enforce at any time any of the provisions of this Agreement nor the granting of any time or other indulgence shall be construed as a waiver of that provision or of the right of that Party thereafter to enforce that or any other provision.


24       COSTS

         Other than as otherwise specified in this Agreement, the Parties shall bear their own costs arising out of the preparation of this Agreement save that the Company shall bear any stamp duty chargeable on this Agreement and on any instruments (other than a transfer of Shares) required to be entered into pursuant to this Agreement and the Company indemnifies the other Parties against the liability for all such stamp duty.


25       AMENDMENT

         This Agreement may not be amended except by the unanimous written consent of all Parties.

26       TRUSTEES LIMITATION OF LIABILITY PROTECTION CLAUSE

         26.1 The Trustee enters into this Agreement only in its capacity as trustee of the Trust and in no other capacity. A liability arising under or in connection with this Agreement is limited to and can be enforced against the Trustee only to the extent to which it can be satisfied out of property of the Trust out of which the Trustee is actually indemnified for the liability. This limitation of the Trustee's liability applies despite any other provision of this Agreement and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement.

         26.2 The parties other than the Trustee may not sue the Trustee in any capacity other than as trustee of the Trust, including seek the appointment of a receiver (except in relation to property of the Trust), a liquidator, an administrator or any similar person to the Trustee or prove in any liquidation, administration or arrangement of or affecting the Trustee (except in relation to property of the Trust).

         26.3 The provisions of this Clause 26 shall not apply to any obligation or liability of the Trustee to the extent that it is not satisfied because under the Trust Deed establishing the Trust or by operation of law there is a reduction in the extent of the Trustee's indemnification out of the assets of the Trust, as a result of the Trustee's fraud, negligence or breach of trust.

         26.4 It is acknowledged that RBML as the manager of the Trust is responsible under the Trust Deed establishing the Trust for performing a variety of obligations relating to the Trust, including under this Agreement. No act or omission of the Trustee (including any related failure to satisfy its obligations or breach of representation or warranty under this Agreement) will be considered fraud, negligence or breach of trust of the Trustee for the purpose of this Clause 26.3 to the extent to which the act or omission was caused or contributed to by any failure by the manager or any other person to fulfil its obligations relating to the Trust or by any other act or omission of the manager or any other person.


27       COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

28       GOVERNING LAW

         This Agreement shall be governed by and interpreted in accordance with the laws for the time being in force in the State of Victoria and each party submits to the non-exclusive jurisdiction of the Courts of or exercising jurisdiction in that State.

IN WITNESS WHEREOF the parties have executed this Agreement on the date written above.




THE COMMON SEAL of PRAXIS                    )
PHARMACEUTICALS AUSTRALIA PTY                )
LIMITED (ACN 082 811 630) was hereto         )
affixed in accordance with its Constitution  )
in the presence of:                          )

/s/ William B. Cowden                        Director

William B. Cowden                            Name of Director (Print)

/s/ Brett Charlton                           Director/Secretary

Brett Charlton                               Name of Director/Secretary (Print)




EXECUTED  by PRAXIS                          )
PHARMACEUTICALS INC. by its                  )
authorised officer in the presence of:       )
                                             )

/s/ William B. Cowden                        Authorised Officer

William B. Cowden                            Name of Authorised Officer (Print)

CEO                                          Title




EXECUTED BY PERPETUAL
TRUSTEES NOMINEES LIMITED
(ACN 000 341 533)

PERPETUAL TRUSTEES NOMINEES LIMITED (CAN
000  341  533)  By  its   Attorneys  who
declare that they have no notice of revocation of the Power of Attorney under which this document is signed.


THE COMMON SEAL of ROTHSCHILD                )
BIOSCIENCE MANAGERS LIMITED                  )
(ACN 072 515 247) was hereto affixed in      )
accordance with its Constitution in the      )
presence of:                                 )

/s/ G.C.D. Brooke                            Director

G.C.D. Brooke                                Name of Director (Print)


/s/ M.D. Pickering                           /Secretary

M.D. Pickering                               Name of /Secretary (Print)